Filed Pursuant of Rule 424(b)(5)
Registration Statement No. 333-213265
and 333-213265-01

Product Supplement No. EQUITY LIRN-1

(To Prospectus dated November 4, 2016

and Series A Prospectus Supplement dated November 4, 2016)

March 8, 2019

BofA Finance LLC

Leveraged Index Return Notes® “LIRNs®” Linked to One or More Equity Indices or Exchange Traded Funds

Fully and Unconditionally Guaranteed by Bank of America Corporation

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LIRNs are unsecured senior notes issued by BofA Finance LLC, a direct, wholly-owned subsidiary of Bank of America Corporation (the “Guarantor”). Any payment due on LIRNs is fully and unconditionally guaranteed by the Guarantor. Any payments due on LIRNs, including any repayment of principal, will be subject to the credit risk of BofA Finance LLC, as issuer of LIRNs, and the credit risk of Bank of America Corporation, as guarantor of LIRNs.

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LIRNs do not guarantee the return of principal at maturity, and we will not pay interest on LIRNs. Instead, the return on LIRNs will be based on the performance of an underlying “Market Measure,” which will be an equity index (an “Index”), an exchange traded fund (an “Underlying Fund”) or a basket of the foregoing.

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LIRNs provide an opportunity to earn a multiple of the positive performance of the Market Measure, and may provide limited protection against the risk of losses. You will be exposed to any negative performance of the Market Measure below the Threshold Value (as defined below) on a 1-to-1 basis. If specified in the applicable term sheet, your LIRNs may be “Capped LIRNs.” In the case of Capped LIRNs, the Redemption Amount will not exceed a specified cap (the “Capped Value”).

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If the value of the Market Measure increases from its Starting Value to its Ending Value (each as defined below), you will receive at maturity a cash payment per unit (the “Redemption Amount”) that equals the principal amount plus a multiple of that increase, and in the case of Capped LIRNs, up to the Capped Value.

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If the value of the Market Measure does not change or decreases from its Starting Value to its Ending Value but not below the Threshold Value, then the Redemption Amount will equal the principal amount. However, if the Ending Value is less than the Threshold Value, you will be subject to 1-to-1 downside exposure to the decrease of the Market Measure below the Threshold Value. In such a case, you may lose all or a significant portion of the principal amount of your LIRNs.

•	This product supplement describes the general terms of LIRNs, the risk factors to consider before investing, the general manner in which they may be offered and sold, and other relevant information.

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For each offering of LIRNs, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Market Measure, the Capped Value if applicable, the Threshold Value and certain risk factors. The term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.

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LIRNs will be issued in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The term sheet may also set forth a minimum number of units that you must purchase.

•	Unless otherwise specified in the applicable term sheet, LIRNs will not be listed on a securities exchange or quotation system.

•	One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), may act as our selling agents to offer LIRNs and will act in a principal capacity in such role.

LIRNs and the related guarantee of the LIRNs by the Guarantor are unsecured and are not savings accounts, deposits, or other obligations of a bank. LIRNs are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency and involve investment risks. Potential purchasers of LIRNs should consider the information in “Risk Factors” beginning on page PS-6 of this product supplement, page S-4 of the accompanying Series A prospectus supplement, and page 7 of the accompanying prospectus. You may lose all or a significant portion of your investment in LIRNs.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

LIRNs® and “Leveraged Index Return Notes®” are the Guarantor’s registered service marks.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement and the prospectus, as well as the applicable term sheet. None of us, the Guarantor or MLPF&S have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the LIRNs, you should not rely on it.

Key Terms:

General:

LIRNs are senior debt securities issued by BofA Finance LLC, and are not guaranteed or insured by the FDIC or secured by collateral. LIRNs are fully and unconditionally guaranteed by Bank of America Corporation. LIRNs will rank equally with all other unsecured senior debt of BofA Finance LLC from time to time outstanding. The guarantee of LIRNs will rank equally with all other unsecured senior obligations of Bank of America Corporation. Any payments due on LIRNs, including any repayment of principal, are subject to the credit risk of BofA Finance LLC, as issuer of LIRNs, and the credit risk of Bank of America Corporation, as guarantor of LIRNs.

The return on LIRNs will be based on the performance of a Market Measure and there is no guaranteed return of principal at maturity. Therefore, you may lose all or a significant portion of your investment if the value of the Market Measure decreases from the Starting Value to an Ending Value that is less than the Threshold Value.

Each issue of LIRNs will mature on the date set forth in the applicable term sheet. We cannot redeem LIRNs at any earlier date. There will be no payments made on LIRNs until maturity, and you will not receive interest payments.

Market Measure:

The Market Measure may consist of one or more of the following:

•   U.S. broad-based Indices;

•   U.S. sector or style-based Indices;

•   non-U.S. or global Indices;

•   Underlying Funds; or

•   any combination of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each Index or Underlying Fund included in any Basket as a “Basket Component.” If the Market Measure to which your LIRNs are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

Market Measure Performance:

The performance of the Market Measure will be measured according to the percentage change of the Market Measure from its Starting Value to its Ending Value.

Unless otherwise specified in the applicable term sheet:

In the case of an Index, the “Starting Value” will be the closing level of the Index on the date when the LIRNs are priced for initial sale to the public (the “pricing date”).

In the case of an Underlying Fund, the “Starting Value” will be the Closing Market Price, as defined under “Description of the LIRNs— The Starting Value and the

Ending Value”, of the Underlying Fund on the pricing date. If the Market Measure consists of a Basket, the Starting Value will be equal to 100. See “Description of LIRNs—Basket Market Measures.”

The “Threshold Value” will be a value of the Market Measure that equals a specified percentage (100% or less) of the Starting Value. The Threshold Value will be determined on the pricing date and set forth in the term sheet. If the Threshold Value is equal to 100% of the Starting Value, you will be exposed to any decrease in the value of the Market Measure from the Starting Value to the Ending Value on a 1-to-1 basis, and you may lose all of your investment in LIRNs.

In the case of an Index, the “Ending Value” will equal the average of the closing levels of the Index on each calculation day during the Maturity Valuation Period (each as defined below).

In the case of an Underlying Fund, the “Ending Value” will equal the average of the Closing Market Prices of the Underlying Fund times the Price Multiplier on each calculation day during the Maturity Valuation Period.

If a Market Disruption Event (as defined below) occurs and is continuing on a calculation day, or if certain other events occur, the calculation agent will determine the Ending Value as set forth in the section “Description of LIRNs—The Starting Value and the Ending Value—Ending Value.”

If the Market Measure consists of a Basket, the Ending Value will be determined as described in “Description of LIRNs—Basket Market Measures—Ending Value of the Basket.”

Participation Rate:	The rate at which investors participate in the increase in the value of the Market Measure, as calculated below. The Participation Rate will be equal to or greater than 100%, and will be set forth in the term sheet. If the Participation Rate is 100%, your participation in any upside performance of the Market Measure will not be leveraged.

Capped Value:	For Capped LIRNs, the maximum Redemption Amount. Your investment return in Capped LIRNs is limited to the amount represented by the Capped Value specified in the applicable term sheet. We will determine the applicable Capped Value on the pricing date of each issue of Capped LIRNs.

Price Multiplier:	Unless otherwise set forth in the term sheet, the “Price Multiplier” for each Underlying Fund will be 1, and will be subject to adjustment for certain events relating to an Underlying Fund described below under “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.”

Redemption Amount at Maturity:

At maturity, you will receive a Redemption Amount that is greater than the principal amount if the value of the Market Measure increases from the Starting Value to the Ending Value. In the case of Capped LIRNs, the Redemption Amount will not exceed the Capped Value. If the value of the Market Measure does not change or decreases from the Starting Value to the Ending Value but not below the Threshold Value, then the Redemption Amount will equal the principal amount. If the Ending Value is less than the Threshold Value, you will be subject to 1-to-1 downside exposure to the decrease of the Market Measure below the Threshold Value, and will receive a Redemption Amount that is less than the principal amount.

Any payments due on the LIRNs, including repayment of principal, are subject to our credit risk as issuer of LIRNs and the credit risk of Bank of America Corporation, as guarantor.

The Redemption Amount, denominated in U.S. dollars, will be calculated as follows:

Principal at Risk:	You may lose all or a significant portion of the principal amount of the LIRNs. Further, if you sell your LIRNs prior to maturity, you may find that the market value per LIRN is less than the price that you paid for the LIRNs.

Calculation Agent:	The calculation agent will make all determinations associated with the LIRNs. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the LIRNs. See the section entitled “Description of LIRNs—Role of the Calculation Agent.”

Selling Agents:	One or more of our affiliates, including MLPF&S, will act as our selling agents in connection with each offering of LIRNs and will receive a commission or an underwriting discount based on the number of units of LIRNs sold. None of the selling agents is your fiduciary or advisor solely as a result of the making of any offering of LIRNs, and you should not rely upon this product supplement, the term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase LIRNs.

Listing:	Unless otherwise specified in the applicable term sheet, the LIRNs will not be listed on a securities exchange or quotation system.

ERISA Considerations:	See “ERISA Considerations” beginning on page 73 of the accompanying prospectus.

This product supplement relates only to LIRNs and does not relate to any Index or Underlying Fund that comprises the Market Measure described in any term sheet. You should read carefully the entire prospectus, prospectus supplement and product supplement, together with the applicable term sheet, to understand fully the terms of your LIRNs, as well as the tax and other considerations important to you in making a decision about whether to invest in any LIRNs. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in LIRNs, to determine whether an investment in LIRNs is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement.

None of us, the Guarantor or any selling agent is making an offer to sell LIRNs in any jurisdiction where the offer or sale is not permitted.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to Bank of America Corporation (or any other affiliate of ours).

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any LIRNs.

RISK FACTORS

Your investment in LIRNs is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase LIRNs should be made only after carefully considering the risks, including those discussed below, in light of your particular circumstances. LIRNs are not an appropriate investment for you if you are not knowledgeable about the material terms of LIRNs or investments in equity or equity-based securities in general.

General Risks Relating to LIRNs

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on LIRNs at maturity. The return on LIRNs will be based on the performance of a Market Measure and therefore, you may lose all or a significant portion of your investment if the value of the Market Measure decreases from the Starting Value to an Ending Value that is less than the Threshold Value. If the Ending Value is less than the Threshold Value, then you will receive a Redemption Amount at maturity that will be less than the principal amount of your LIRNs and, if the Threshold Value is equal to 100% of the Starting Value, the Redemption Amount Could be zero.

Your return on the LIRNs may be less than the yield on a conventional fixed or floating rate debt security of comparable maturity. There will be no periodic interest payments on LIRNs as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. Any return that you receive on LIRNs may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in LIRNs may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your investment return is limited to the return represented by the Capped Value, if applicable, and may be less than a comparable investment directly in the Market Measure or the securities included in the Market Measure, as applicable. The appreciation potential of Capped LIRNs is limited to the Capped Value. You will not receive a Redemption Amount greater than the Capped Value, regardless of the appreciation of the Market Measure. In contrast, a direct investment in the Market Measure (or the securities included in the Market Measure) would allow you to receive the full benefit of any appreciation in the value of the Market Measure (or those underlying securities).

In addition, unless otherwise set forth in the applicable term sheet, the Ending Value will not reflect the value of dividends paid, or distributions made, on the Market Measure or on the securities included in the Market Measure or any other rights associated with those securities. Thus, any return on the LIRNs will not reflect the return you would realize if you actually owned the Market Measure or the securities included in the Market Measure.

Additionally, the Market Measure may consist of one or more Indices or Underlying Funds that include components traded in a non-U.S. currency. If the value of that currency strengthens against the U.S. dollar during the term of your LIRNs, you may not obtain the benefit of that increase, which you would have received if you had owned the Market Measure or the securities included in the Market Measure.

Payments on LIRNs are subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of LIRNs. LIRNs are our senior unsecured debt securities, the payment on which will be fully and unconditionally guaranteed by the Guarantor. LIRNs are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the

Redemption Amount at maturity is dependent upon our ability and the ability of the Guarantor to repay our obligations under the LIRNs on the maturity date, regardless of whether the Market Measure increases from the Starting Value to the Ending Value. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be on the maturity date. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the LIRNs.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the LIRNs. However, because your return on the LIRNs depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the value of the Market Measure, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to LIRNs.

We are a finance subsidiary and, as such, will have limited assets and operations. We are a finance subsidiary of Bank of America Corporation and will have no assets, operations or revenues other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor. As a finance subsidiary, to meet our obligations under the LIRNs, we are dependent upon payment or contribution of funds and/or repayment of outstanding loans from the Guarantor and/or its other subsidiaries. Therefore, our ability to make payments on the LIRNs may be limited. In addition, we will have no independent assets available for distributions to holders of LIRNs if they make claims in respect of the LIRNs in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders may be limited to those available under the related guarantee by the Guarantor, and that guarantee will rank equally with all other unsecured senior obligations of the Guarantor.

The Guarantor’s obligations under its guarantee of the LIRNs will be structurally subordinated to liabilities of the Guarantor’s subsidiaries. Because the Guarantor is a holding company, its ability to make payments under its guarantee of our payment obligations on the LIRNs depends upon the Guarantor’s receipt from its subsidiaries of distributions, advances and other payments. In addition, the Guarantor’s right to participate in any distribution of assets of any of its subsidiaries upon that subsidiary’s bankruptcy, insolvency, liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. As a result, the Guarantor’s obligations under its guarantee of the LIRNs will be structurally subordinated to all existing and future claims of creditors of its subsidiaries, and claimants should look only to the assets of the Guarantor for payments under its guarantee of the LIRNs.

LIRNs issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or the Guarantor; events of bankruptcy or insolvency or resolution proceedings relating to the Guarantor and covenant breach by the Guarantor will not constitute an event of default with respect to the LIRNs. LIRNs issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or the Guarantor. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor will not constitute an event of default with respect to the LIRNs. Furthermore, it will not constitute an event of default with respect to the LIRNs if the guarantee by the

Guarantor ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit the LIRNs to be declared due and payable. In addition, a breach of a covenant by the Guarantor (including, for example, a breach of the Guarantor’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit the LIRNs to be declared due and payable. The value you receive on the LIRNs may be significantly less than what you otherwise would have received had the LIRNs been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor or the breach of a covenant by the Guarantor or upon the Guarantor’s guarantee ceasing to be in full force and effect.

The initial estimated value of the LIRNs considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the LIRNs, which will be set forth in the applicable term sheet, is an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates and volatility, price-sensitivity analysis, and the expected term of the LIRNs. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The public offering price you pay for the LIRNs will exceed the initial estimated value. If you attempt to sell the LIRNs prior to maturity, their market value may be lower than the price you paid for them and lower than the initial estimated value. This is due to, among other things, changes in the value of the Market Measure, the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and an expected hedging related charge. These factors, together with various credit, market and economic factors over the term of the LIRNs, are expected to reduce the price at which you may be able to sell the LIRNs in any secondary market and will affect the value of the LIRNs in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, the Guarantor, MLPF&S or any of our other affiliates would be willing to purchase your LIRNs in any secondary market (if any exists) at any time. The value of your LIRNs at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Market Measure, our and the Guarantor’s creditworthiness and changes in market conditions.

We cannot assure you that there will be a trading market for your LIRNs. If a secondary market exists, we cannot predict how the LIRNs will trade, or whether that market will be liquid or illiquid. The development of a trading market for LIRNs will depend on various factors, including the Guarantor’s financial performance and changes in the value of the Market Measure. The number of potential buyers of your LIRNs in any secondary market may be limited. There is no assurance that any party will be willing to purchase your LIRNs at any price in any secondary market.

We anticipate that one or more of the selling agents will act as a market-maker for LIRNs that it offers, but none of them is required to do so and may cease to do so at any time. Any price at which a selling agent may bid for, offer, purchase, or sell any of the LIRNs may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or transactions may affect the prices, if any, at which those LIRNs might otherwise trade in the market. In addition, if at any time any selling agent were to cease acting as a market-maker for any issue of LIRNs, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those LIRNs could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the term sheet, we will not list LIRNs on any securities exchange. Even if an application were made to list your LIRNs, we cannot assure you that the application will be approved or that your LIRNs will be listed and, if listed, that they will remain listed for their entire term. The listing of LIRNs on any securities exchange will not necessarily ensure that a trading market will develop, and if a trading market does develop, that there will be liquidity in the trading market.

The Redemption Amount will not reflect changes in the value of the Market Measure other than during the Maturity Valuation Period. Changes in the value of the Market Measure during the term of LIRNs other than during the Maturity Valuation Period will not be reflected in the calculation of the Redemption Amount. To calculate the Redemption Amount, the calculation agent will compare only the Ending Value to the Starting Value or the Threshold Value, as applicable. No other values of the Market Measure will be taken into account. As a result, even if the value of the Market Measure has increased at certain times during the term of the LIRNs, you will receive a Redemption Amount that is less than the principal amount if the Ending Value is less than the Threshold Value.

If your LIRNs are linked to a Basket, changes in the values of one or more of the Basket Components may be offset by changes in the levels of one or more of the other Basket Components. The Market Measure of your LIRNs may be a Basket. In such a case, changes in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may decrease or not increase as much. Therefore, in calculating the value of the Market Measure at any time, increases in the value of one Basket Component may be moderated or wholly offset by decreases or lesser increases in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the values of the Basket Components which are more heavily weighted could have a greater impact upon the value of the Market Measure and, consequently, the return on your LIRNs.

Exchange rate movements may adversely impact the value of LIRNs. If any security included in a Market Measure is traded in a currency other than U.S. dollars and, is converted into U.S. dollars, then the value of the Market Measure may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases against the currencies of securities included in a Market Measure, the value of the applicable Market Measure may be adversely affected and the Redemption Amount may be reduced. Exchange rate movements may be particularly impacted by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

If you attempt to sell LIRNs prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The notes are not designed to be short-term trading instruments. The limited protection against the risk of losses provided by the Threshold Value, if any, will only apply if you hold LIRNs to maturity. You have no right to have your LIRNs redeemed prior to maturity. If you wish to liquidate your investment in LIRNs prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your LIRNs or no market at all. Even if you were able to sell your LIRNs, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe a specific factor’s expected impact on the market value of LIRNs, assuming all other conditions remain constant.

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Value of the Market Measure. We anticipate that the market value of LIRNs prior to maturity generally will depend to a significant extent on the value of the Market Measure. In general, it is expected that the market value of LIRNs will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases. However, as the value of the Market Measure increases or decreases, the market value of LIRNs is not expected to increase or decrease at the same rate. If you sell your LIRNs when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value, then you may receive less than the principal amount of your LIRNs.

In addition, because the Redemption Amount for Capped LIRNs will not exceed the applicable Capped Value, we do not expect that Capped LIRNs will trade in any secondary market at a price that is greater than the Capped Value.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of LIRNs. Even if the value of the Market Measure increases after the applicable pricing date, if you are able to sell your LIRNs before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory and judicial events and related uncertainties that affect stock markets generally, may adversely affect the value of the Market Measure and the market value of LIRNs. If the Market Measure includes one or more Underlying Funds or Indices that have returns that are calculated based upon securities prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your LIRNs may also be affected by similar events in the markets of the relevant foreign countries.

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Interest Rates. We expect that changes in interest rates will affect the market value of LIRNs. In general, if U.S. interest rates increase, we expect that the market value of LIRNs will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of LIRNs will increase. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the LIRNs. In the case of non-U.S. Market Measures, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the non-U.S. Market Measure, and, thus, the market value of the LIRNs may be adversely affected.

•	Dividend Yields. In general, if cumulative dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of LIRNs will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your LIRNs will increase.

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Exchange Rate Movements and Volatility. If the Market Measure of your LIRNs includes any non-U.S. Market Measures, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your LIRNs, and the Redemption Amount may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure, and changes in these correlations may have an adverse impact on the value of your LIRNs.

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Our and the Guarantor’s Financial Condition and Creditworthiness. Our and the Guarantor’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the LIRNs. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the LIRNs. However, a decrease in our or the Guarantor’s credit spreads or an improvement in our or the Guarantor’s credit ratings will not necessarily increase the market value of LIRNs.

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Time to Maturity. There may be a disparity between the market value of the LIRNs prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity may decrease, such that the value of the LIRNs will approach the expected Redemption Amount to be paid at maturity.

Trading and hedging activities by us, the Guarantor and any of our other affiliates may affect your return on the LIRNs and their market value. We, the Guarantor and our other affiliates, including the selling agents, may buy or sell the Market Measure, the securities included in the Market Measure, or futures or options contracts, or exchange-traded instruments on the Market Measure or its component securities, or other listed or over-the-counter derivative instruments linked to the Market Measure or its component securities. We, the Guarantor and any of our other affiliates, including the selling agents, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under LIRNs. These transactions could affect the value of these securities and, in turn, the value of a Market Measure in a manner that could be adverse to your investment in LIRNs. On or before the applicable pricing date, any purchases or sales by us, the Guarantor or our other affiliates, including the selling agents, or others on our or their behalf (including for the purpose of hedging anticipated exposures), may increase the value of a Market Measure or its component securities. Consequently, the values of that Market Measure or the securities included in that Market Measure may decrease subsequent to the pricing date of an issue of LIRNs, adversely affecting the market value of LIRNs.

We, the Guarantor or one or more of our other affiliates, including the selling agents, may also engage in hedging activities that could increase the value of the Market Measure on the applicable pricing date. In addition, these activities may decrease the market value of your LIRNs prior to maturity, including during the Maturity Valuation Period, and may reduce the Redemption Amount.

We, the Guarantor or one or more of our other affiliates, including the selling agents, may purchase or otherwise acquire a long or short position in LIRNs, the Market Measure or the securities included in the Market Measure and may hold or resell LIRNs, the Market Measure or the securities included in the Market Measure. For example, the selling agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Market Measure, the market value of your LIRNs prior to maturity or the Redemption Amount.

Our trading, hedging and other business activities may create conflicts of interest with you. We, the Guarantor or one or more of our other affiliates, including the selling agents, may engage in trading activities related to the Market Measure and to securities included in the Market Measure that are not for your account or on your behalf. We, the Guarantor or one or more of our other affiliates, including the selling agents, also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure. These trading and other business activities may present a conflict of interest between your interest in LIRNs and the interests we, the Guarantor and our other affiliates, including the selling agents, may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Market Measure or secondary trading in your LIRNs, could be adverse to your interests as a beneficial owner of LIRNs.

We expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the LIRNs. We, the Guarantor or our other affiliates also may enter into hedging transactions relating to other notes or instruments, some of which may have returns calculated in a manner related to that of a particular issue of LIRNs. We may enter into such hedging arrangements with one of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to LIRNs and the applicable Market Measure. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss. We and our affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of LIRNs increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the Guarantor and any of our other affiliates, including the selling agents, receive for the sale of LIRNs, which creates an additional incentive to sell LIRNs to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for LIRNs and, as such, will determine the Starting Value, the Threshold Value, the Price Multiplier, the Ending Value and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that it would be required to make if the publication of a Market Measure is discontinued. See the sections entitled “Description of LIRNs—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index,” and “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that the Guarantor will control the calculation agent, potential conflicts of interest could arise.

The U.S. federal income tax consequences of an investment in LIRNs are uncertain, and may be adverse to a holder of LIRNs. No statutory, judicial, or administrative authority directly addresses the characterization of LIRNs or securities similar to LIRNs for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in LIRNs are not certain. Under the terms of LIRNs, you will have agreed with us to treat LIRNs as single financial contracts, as described under “U.S. Federal Income Tax Summary—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for LIRNs, the timing and character of gain or loss with respect to LIRNs may differ. No ruling will be requested from the IRS with respect to LIRNs and no assurance can be given that the IRS will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in LIRNs.

Risks Relating to the Market Measures

No Market Measure Publisher will have any obligations relating to the LIRNs. No Market Measure Publisher will have any financial or legal obligation with respect to the LIRNs or the amounts to be paid to you, including any obligation to take our needs or the needs of noteholders into consideration for any reason, including taking any actions that might affect the value of any Underlying Fund or the value of the LIRNs. No Market Measure Publisher will receive any of the proceeds from any offering of the LIRNs, and no Market Measure Publisher will be responsible for, or participate in, the offering of the LIRNs. No Market Measure Publisher will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the LIRNs.

Neither we nor any agent has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Fund or as to the future performance of any Underlying Fund. Any prospective purchaser of the LIRNs should undertake such independent investigation of any Underlying Fund as in its judgment is appropriate to make an informed decision with respect to an investment in the LIRNs.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of business, our affiliates may have expressed views on expected movements in a Market Measure or the securities included in the Market Measure, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure or its component securities from multiple sources, and you should not rely on the views expressed by our affiliates.

You will have no rights as a security holder, you will have no rights to receive the Market Measure or any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the Market Measure or the issuers of the securities represented by the Market Measure. LIRNs are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of the Guarantor. Investing in LIRNs will not make you a holder of the Market Measure or any of the securities represented by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your LIRNs may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. Additionally, the values of certain Underlying Funds or Indices reflect only the prices of the securities included in such Underlying Funds or Indices and do not take into consideration the value of dividends paid on those securities. Your LIRNs will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your LIRNs are linked includes equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your LIRNs, include:

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Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

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Political, Economic and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable. Additionally, the accounting, auditing and financial reporting standards and requirements applicable to foreign companies may differ from those applicable to U.S. companies.

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Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, accounting, auditing and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

Unless otherwise set forth in the applicable term sheet, we and the Guarantor do not control any company included in any Market Measure and have not verified any disclosure made by any other company. The Guarantor or our other affiliates currently, or in the future, may engage in business with companies included in a Market Measure, and the Guarantor or our other affiliates may from time to time own securities of companies included in a Market Measure. However, none of us, the Guarantor nor any of our other affiliates, including the selling agents, have the ability to control the actions of any of these companies or have undertaken any independent review of, or made any due diligence inquiry with respect to, any of these companies, unless (and only to the extent that) our securities or the securities of the Guarantor or our other affiliates are represented by that Market Measure. In addition, unless otherwise set forth in the applicable term sheet, none of us, the Guarantor nor any of our other affiliates are responsible for the calculation of any Index or Underlying Fund, or any Index underlying an Underlying Fund (an “Underlying Index”). You should make your own investigation into the Market Measure.

Unless otherwise set forth in the applicable term sheet, none of the Index Publishers, Underlying Fund investment advisers, publishers of an Underlying Index, their affiliates, or any companies included in the Market Measure will be involved in any offering of LIRNs or will have any obligation of any sort with respect to LIRNs. As a result, none of those companies will have any obligation to take your interests as holders of LIRNs into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of LIRNs.

The Guarantor’s business activities relating to the companies represented by a Market Measure may create conflicts of interest with you. The Guarantor and/or our other affiliates, including the selling agents, at the time of any offering of LIRNs or in the future, may engage in business with the companies represented by a Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates and their competitors.

In connection with these activities, the Guarantor or our other affiliates may receive information about those companies that they will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your LIRNs. Any of these activities may adversely affect the value of the Market Measure and, consequently, the market value of your LIRNs. We, the Guarantor and our other affiliates, do not make any representation to any purchasers of the LIRNs regarding any matters whatsoever relating to the issuers of the securities included in a Market Measure. Any prospective purchaser of the LIRNs should undertake an independent investigation of the companies included in a Market Measure to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the LIRNs. The composition of the Market Measure does not reflect any investment recommendations from us, the Guarantor or our other affiliates.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors as to the Market Measure that you should review prior to purchasing LIRNs.

The respective publishers of the applicable Indices may adjust those Indices in a way that affects their levels, and these publishers have no obligation to consider your interests. Unless otherwise specified in the term sheet, we, the Guarantor and our affiliates, including the selling agents, have no affiliation with the publisher of each Index to which your LIRNs are linked (each, an “Index Publisher”). Consequently, we have no control of the actions of any Index Publisher. The Index Publisher can add, delete, or substitute the components included in that Index or make other methodological changes that could change its level. A new security included in an Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the applicable Index. Additionally, an Index Publisher may alter, discontinue, or suspend calculation or dissemination of an Index.

Any of these actions could adversely affect the value of your LIRNs. The Index Publishers will have no obligation to consider your interests in calculating or revising any Index.

Additional Risks Relating to Underlying Funds

There are liquidity and management risks associated with an Underlying Fund. Although shares of any Underlying Fund to which your LIRNs are linked will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of that Underlying Fund or that there will be liquidity in the trading market.

Underlying Funds are subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The respective sponsor, publisher, or investment adviser of an Underlying Fund or an Underlying Index (each, a “Market Measure Publisher”) may adjust the Underlying Fund or the Underlying Index in a way that affects its value, and they have no obligation to consider your interests. A Market Measure Publisher can change the investment policies of the applicable Underlying Fund or the policies concerning the calculation of the applicable Underlying Fund’s net asset value, or add, delete, or substitute the underlying assets held by the Underlying Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Underlying Fund or Underlying Index. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of the price of its Underlying Fund, the net asset value of its Underlying Fund, or the level of its Underlying Index, as the case may be. Any of these actions could adversely affect the value of your LIRNs. This could also result in the early redemption of your LIRNs. See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Underlying Fund or Underlying Index.

The performance of an Underlying Fund and the performance of its Underlying Index may vary. If an Underlying Fund is designed to track the performance of an Underlying Index, the performance of the Underlying Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of an Underlying Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Underlying Fund not holding all or substantially all of the underlying assets included in the Underlying Index and/or holding assets that are not included in the Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying Fund, differences in trading hours between the Underlying Fund (or the underlying assets held by the Underlying Fund) and the Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of an Underlying Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Underlying Fund may differ from its net asset value per share; shares of the Underlying Fund may trade at, above, or below its net asset value per share.

For the foregoing reasons, the performance of an Underlying Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the LIRNs to the extent dependent on the performance of the Underlying Fund may not be the same as an investment directly in the underlying assets included in the Underlying Index or the same as a debt security with a return linked to the performance of the Underlying Index.

Risks associated with the applicable Underlying Index, or underlying assets of an Underlying Fund, will affect the value of that Underlying Fund and hence, the value of the LIRNs. An Underlying Fund is a fund which may hold a variety of underlying assets, and which performance may be designed to track the performance of an Underlying Index. While the LIRNs are linked to an Underlying Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share price of that Underlying Fund and hence the value of the LIRNs. Some of the risks that relate to an Underlying Index include those discussed below in this product supplement in relation to equity based- and commodity-based Underlying Funds, which you should review before investing in the LIRNs.

If an Underlying Fund holds underlying assets traded on foreign exchanges, time zone differences may create discrepancies between the values of those underlying assets and the value of the LIRNs. As a result of the time zone difference, if applicable, between the cities where the underlying assets held by an Underlying Fund trade and the cities in which shares of that Underlying Fund are traded, there may be discrepancies between the values of the relevant underlying assets and the trading prices of that Underlying Fund. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. underlying assets remaining unchanged for multiple Market Measure Business Days in the locations where the LIRNs (or any related Underlying Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the LIRNs (or any related Underlying Fund) trade are closed.

The payment on the LIRNs will not be adjusted for all events that could affect an Underlying Fund. The Price Multiplier(s), the Ending Value, the Redemption Amount, and other terms of the LIRNs may be adjusted for the specified events affecting any Underlying Fund, as described in the section entitled “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” However, these adjustments do not cover all events that could affect the market price of an Underlying Fund. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or the amount paid to you at maturity may adversely affect the Closing Market Price of any Underlying Fund, the Ending Value and the Redemption Amount, and, as a result, the market value of the LIRNs.

Risks Relating to Equity-Based Underlying Funds

If an Underlying Fund holds equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your LIRNs, include:

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Market Volatility. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

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Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets, and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

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Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

Risks Relating to Commodity-Based Underlying Funds

The prices of commodities held by an Underlying Fund may change unpredictably, affecting the value of your LIRNs in unforeseeable ways. Trading in commodities and futures contracts is speculative and can be extremely volatile. Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; trends in agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease, pestilence and technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in price of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some oil-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the value of an Underlying Fund in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates. Additionally, certain Underlying Funds may be concentrated in only a few, or even a single industry (e.g., energy). These Underlying Funds are likely to be more volatile than those that hold a broad base of commodities.

If the liquidity of the components of any Underlying Fund is limited, the LIRNs would likely be impaired. Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity would likely have an adverse effect on the value of any such Underlying Fund and, therefore, on the return, if any, on your LIRNs. Limited liquidity relating to the components of an Underlying Fund may also result in the Market Measure Publisher being unable to determine the value of its Underlying Fund using its normal means. The resulting discretion by the Market Measure Publisher of an Underlying Fund in determining the value could adversely affect the value of the LIRNs.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your LIRNs. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of an Underlying Fund and therefore, the value of the LIRNs.

Legal and regulatory changes could adversely affect the return on and value of your LIRNs. The value of the commodities held by an Underlying Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the U.S., the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading

Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC’s rules providing for such position limits have been, and may in the future be, subject to litigation challenging their validity, the potential final outcome of which cannot be known at this time. While the ultimate scope and effect of any final and implemented position limit rules are not yet known, these limits will likely restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets. These consequences could adversely affect an Underlying Fund and the value of your LIRNs.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Underlying Fund and your LIRNs.

The LIRNs will not be regulated by the CFTC. The LIRNs will not be interests in a commodity pool nor will they be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a commodity pool operator. The LIRNs will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM, and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections for persons who trade in futures contracts or who invest in regulated commodity pools.

An Underlying Fund may include commodities or futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges. An Underlying Fund may own commodities or futures contracts that trade on exchanges located outside the U.S. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the value of the applicable Underlying Fund and the value of your LIRNs.

USE OF PROCEEDS

Unless otherwise specified in the relevant term sheet, we intend to lend the net proceeds we receive from each sale of LIRNs to the Guarantor and/or its affiliates (other than us). The Guarantor expects that it and/or its affiliates (other than us) will use the proceeds from these loans for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we may use a portion of the net proceeds to hedge our obligations under LIRNs by entering into hedging arrangements with one or more affiliates.

DESCRIPTION OF LIRNS

General

Each issue of LIRNs will be part of a series of medium-term notes entitled “Medium-Term Notes, Series A” that will be issued under the Senior Indenture, as amended and supplemented from time to time, among us, the Guarantor and The Bank of New York Mellon Trust Company N.A., as trustee. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of LIRNs supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

Our payment obligations on the LIRNs are fully and unconditionally guaranteed by the Guarantor. LIRNs will rank equally with all of our other unsecured senior debt from time to time outstanding. The guarantee of the LIRNs will rank equally with all other unsecured senior obligations of the Guarantor. Any payments due on LIRNs, including any repayment of principal, are subject to our credit risk, as issuer, and the credit risk of Bank of America Corporation, as guarantor.

The maturity date of the LIRNs and the aggregate principal amount of each issue of LIRNs will be stated in the term sheet. If the scheduled maturity date is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

We will not pay interest on LIRNs. LIRNs do not guarantee the return of principal at maturity. LIRNs will be payable only in U.S. dollars.

Prior to the maturity date, LIRNs are not redeemable by us or repayable at the option of any holder. LIRNs are not subject to any sinking fund.

We will issue LIRNs in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The CUSIP number for each issue of LIRNs will be set forth in the applicable term sheet. You may transfer LIRNs only in whole units.

Payment at Maturity

At maturity, subject to our credit risk as issuer of LIRNs and the credit risk of the Guarantor as guarantor of LIRNs, you will receive a Redemption Amount denominated in U.S. dollars. The “Redemption Amount” will be calculated as follows:

•	If the Ending Value is greater than the Starting Value, then the Redemption Amount will equal:

If your LIRNs are Capped LIRNs, the Redemption Amount will not exceed a “Capped Value” set forth in the term sheet.

•	If the Ending Value is equal to or less than the Starting Value, but is equal to or greater than the Threshold Value, then the Redemption Amount will equal the principal amount.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

The Redemption Amount will not be less than zero.

The “Threshold Value” will be a value of the Market Measure that equals a specified percentage of the Starting Value, which will be less than or equal to 100%. The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. If the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for LIRNs will be less than the principal amount if there is any decrease in the value of the Market Measure from the Starting Value to the Ending Value, and you may lose all of your investment in LIRNs.

Your participation in any upside potential of the Market Measure underlying your LIRNs will also be impacted by the Participation Rate. The “Participation Rate” may be equal to or greater than 100%. The Participation Rate applicable to your LIRNs will be set forth in the term sheet. If the applicable term sheet specifies that the Participation Rate is 100%, your participation in any upside performance of the Market Measure will not be leveraged.

Each term sheet will provide examples of Redemption Amounts based on a range of hypothetical Ending Values.

The term sheet will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of its future performance or the performance of your LIRNs.

An investment in LIRNs does not entitle you to any ownership interest, including any voting rights, dividends paid or other distributions, in the Market Measure of in the securities of any of the companies included in a Market Measure.

The Starting Value and the Ending Value

Starting Value

In the case of an Index, unless otherwise specified in the term sheet, the “Starting Value” will equal the closing level of the Index on the pricing date.

In the case of an Underlying Fund, unless otherwise specified in the term sheet, the “Starting Value” will be the Closing Market Price (as defined below) of the Underlying Fund on the pricing date.

Ending Value

In the case of an Index, unless otherwise specified in the term sheet, the “Ending Value” will equal the average of the closing levels of the Index determined on each calculation day during the Maturity Valuation Period.

In the case of an Underlying Fund, the “Ending Value” will equal the average of the Closing Market Prices of the Underlying Fund times the Price Multiplier on each calculation day during the Maturity Valuation Period.

The “Closing Market Price” for one share of an Underlying Fund (or one unit of any other security for which a Closing Market Price must be determined) on any Market Measure Business Day means any of the following:

•

if the Underlying Fund (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying Fund (or such other security) is listed or admitted to trading;

•

if the Underlying Fund (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;

•

if the closing price of the Underlying Fund (or such other security) cannot be determined as set forth in the two bullet points above, and the Underlying Fund (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Fund (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

•

if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Fund (or such other security) obtained from as many dealers in that security (which may include us, MLPF&S and/or any of its affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

The initial “Price Multiplier” for each Underlying Fund will be 1, unless otherwise set forth in the applicable term sheet. The Price Multiplier for each Underlying Fund will be subject to adjustment for certain events relating to that Underlying Fund described below under “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.”

The “Maturity Valuation Period” means the period consisting of one or more calculation days shortly before the maturity date. The timing and length of the period will be set forth in the term sheet.

A “calculation day” means any Market Measure Business Day during the Maturity Valuation Period on which a Market Disruption Event has not occurred.

Unless otherwise specified in the applicable term sheet, as to any Index, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market, or their successors, are open for trading and (2) the Index or any successor is calculated and published. As to any Underlying Fund, a “Market Measure

Business Day” means a day on which the securities exchange on which that Underlying Fund has its primary listing is open for trading.

If (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the closing level or Closing Market Price, as applicable, of the Market Measure for the applicable non-calculation day will be the closing level of the Market Measure on the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing level or Closing Market Price, as applicable, of the Market Measure on the next calculation day will also be the closing level for the Market Measure on the first and second scheduled calculation days during the Maturity Valuation Period. If no further calculation days occur after a non-calculation day, or if every scheduled calculation day during the Maturity Valuation Period is a non-calculation day, then the closing level or Closing Market Price, as applicable, of the Market Measure for each following non-calculation day (or for all the scheduled calculation days during the Maturity Valuation Period, if applicable) will be determined (or, if not determinable, estimated) by the calculation agent in a commercially reasonable manner on the last scheduled calculation day during the Maturity Valuation Period, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day.

If the Market Measure consists of a Basket, the Starting Value and the Ending Value of the Basket will be determined as described in “—Basket Market Measures.”

Market Disruption Events

As to any Index, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)  the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in an Index trade (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Index or any successor index; and

(B)  the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Index, or any successor index.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)   a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2) a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any successor index, will not constitute a Market Disruption Event;

(3)   a suspension in trading in a futures or options contract on the Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index;

(4) a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)   if applicable to Indices with component securities listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

As to any Underlying Fund, a Market Disruption Event means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Fund (or the successor underlying fund, as defined below) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Fund (or successor underlying fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Underlying Fund;

(C)

with respect to an Underlying Fund that holds equity securities, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or the successor underlying index, as defined below) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index;

(D)

the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or the successor underlying index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any successor underlying index;

The term sheet will identify, if applicable, any additions or changes to the Market Disruption Events for an Underlying Fund, including a commodity-based Underlying Fund.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)

a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)

a decision to permanently discontinue trading in the shares of the Underlying Fund (or successor underlying fund) or the relevant futures or options contracts relating to such shares or the relevant Underlying Index (or any successor underlying index) will not constitute a Market Disruption Event;

(3)

a suspension in trading in a futures or options contract on the shares of the Underlying Fund (or successor underlying fund) or the relevant Underlying Index (or any successor underlying index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Fund;

(4)

subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)

for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Adjustments to an Index

After the applicable pricing date, an Index Publisher may make a material change in the method of calculating an Index or in another way that changes the Index such that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made. In this case, the calculation agent will, at the close of business in New York, New York, on each date that the closing level is to be calculated, make adjustments to the Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of the Index as if those changes or modifications had not been made, and calculate the closing level of the Index, as so adjusted.

Discontinuance of an Index

After the pricing date, an Index Publisher may discontinue publication of an Index to which an issue of LIRNs is linked. The Index Publisher or another entity may then publish a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the original Index (a “successor index”). If this occurs, the calculation agent will substitute the successor index as calculated by the relevant Index Publisher or any other entity and calculate the Ending Value as described under “—The Starting Value and the Ending Value” or “—Basket Market Measure,” as applicable. If the calculation agent selects a successor index, the calculation agent will give written notice of the selection to the trustee, to us and to the holders of the LIRNs.

If an Index Publisher discontinues publication of the Index before the end of the Maturity Valuation Period and the calculation agent does not select a successor index, then on each day that would have been a calculation day, until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the calculation agent that a successor index is available,

the calculation agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance as if that day were a calculation day. The calculation agent will make available to holders of the LIRNs information regarding those levels by means of Bloomberg L.P., Thomson Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

If a successor index is selected or the calculation agent calculates a level as a substitute as to any Index, the successor index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your LIRNs are linked may adversely affect trading in the LIRNs.

Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds

As to any Underlying Fund, the calculation agent, in its sole discretion, may adjust the Price Multiplier (and as a result, the Ending Value), and any other terms of the notes (such as the Starting Value), if an event described below occurs after the pricing date and if the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the applicable Underlying Fund or successor underlying fund.

The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Fund.

No adjustments to the Price Multiplier for any Underlying Fund or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to an Underlying Fund if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Fund or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Fund or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Fund and other terms of the notes, and hence the Ending Value, as a result of certain events related to an Underlying Fund, which include, but are not limited to, the following:

Share Splits and Reverse Share Splits. If an Underlying Fund is subject to a share split or reverse share split, then once such split has become effective, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares that a holder of one share of the Underlying Fund before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

For example, a two-for-one share split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse share split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Share Dividends. If an Underlying Fund is subject to a share dividend (i.e., an issuance of additional shares of Underlying Fund) that is given ratably to all holders of the Underlying Fund, then, once the dividend has become effective and the Underlying Fund is trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the share dividend with respect to one share of the Underlying Fund;

provided that no adjustment will be made for a share dividend for which the number of shares of the Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a share dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Fund to reflect any cash dividends or cash distributions paid with respect to that Underlying Fund other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the relevant Underlying Fund’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the Underlying Fund on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Fund on that preceding Market Measure Business Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•

in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share of the applicable Underlying Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share of the applicable Underlying Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the applicable Underlying Fund described under the sections entitled “—Other Distributions” and “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If an Underlying Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the applicable Underlying Fund of any class of its securities (other than shares of the applicable Underlying Fund), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, once the distribution has become effective and the shares are trading ex-dividend, the Price Multiplier for such Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Current Market Price per share of the applicable Underlying Fund, and the denominator of which will be the Current Market Price per share of the applicable Underlying Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share of the applicable Underlying Fund.

The “Current Market Price” of any Underlying Fund means the arithmetic average of the Closing Market Prices of one share of such Underlying Fund for the five Market Measure Business Days prior to the Market Measure Business Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Price Multiplier.

“Ex-dividend date” means the first Market Measure Business Day on which transactions in the shares of any Underlying Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “fair market value” of any such distribution means the value of such distributions on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the Closing Market Price of such distributed property on such ex-dividend date.

Reorganization Events

If after the pricing date as to any Underlying Fund, the Underlying Fund, or its successor, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the Underlying Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier for such Underlying Fund or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Underlying Fund or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Underlying Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of or Material Change to an Underlying Fund.”

Discontinuance of or Material Change to an Underlying Fund

If shares of an Underlying Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Underlying Fund (that exchange traded fund being referred to herein as a “successor underlying fund”). In that event, the calculation agent will adjust the applicable Price Multiplier, as necessary, such that the successor underlying fund closely replicates the performance of the Underlying Fund.

If an Underlying Fund (or a successor underlying fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Underlying Fund (or a successor underlying fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of that Underlying Fund (or a successor underlying fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Underlying Fund (or a successor underlying fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a successor underlying fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Underlying Fund (or a successor underlying fund), that successor underlying fund or substitute computation methodology, as applicable, will be substituted for the Underlying Fund (or that successor underlying fund) for all purposes of the notes.

If at any time:

•

an Underlying Index (or the underlying index related to a successor underlying fund) is discontinued or ceases to be published and (i) the Market Measure Publisher of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “successor underlying index”) or (ii) the Market Measure Publisher of the Underlying Fund does not announce that the Underlying Fund will track the successor underlying index; or

•

an Underlying Fund (or a successor underlying fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Underlying Fund, or a material change to the related Underlying Index) so that the Underlying Fund does not, in the opinion of the calculation agent, fairly represent the price per share of that Underlying Fund (or that successor underlying fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Underlying Fund (or that successor underlying fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the Underlying Fund (or any successor underlying fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Underlying Fund or the related Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the stated maturity date of the notes and as if the calculation day were five Market Measure Business day prior to the date of acceleration. In addition, the notes will not a bear a default interest rate.

Basket Market Measures

If the Market Measure to which your LIRNs are linked is a Basket, the Basket Components will be set forth in the term sheet. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value of the Basket on the pricing date. The Basket Components may or may not have equal Initial Component Weights, as set forth in the term sheet.

Determination of the Component Ratio for Each Basket Component

The “Starting Value” of the Basket will be equal to 100. We will set a fixed factor (the “Component Ratio”) for each Basket Component on the pricing date, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing level or Closing Market Price, as applicable of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

The following table is for illustration purposes only, and does not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the term sheet.

Example: The hypothetical Basket Components are Underlying Fund ABC, Index XYZ and Index RST, with their Initial Component Weights being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Level or Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Underlying Fund ABC	50.00%	500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing level or Closing Market Price, as applicable of each Basket Component on the hypothetical pricing date.
(2)

The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of each Basket Component multiplied by 100, and then divided by the hypothetical closing level or Closing Market Price, as applicable, of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Unless otherwise stated in the term sheet, if a Market Disruption Event occurs on the pricing date as to any Basket Component or the pricing date is determined by the calculation agent not to be a Market Measure Business Day for any Basket Component by reason of an extraordinary event, occurrence, declaration or otherwise, the calculation agent will establish the closing level or Closing Market Price, as applicable of that Basket Component (the “Basket Component Closing Level”), and thus its Component Ratio, based on the closing level or Closing Market Price, as applicable of that Basket Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs for that Basket Component. In the event that a Market Disruption Event occurs for that Basket Component on the pricing date and on each day to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Level, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable. The final term sheet will provide the Basket Component Closing Level, a brief statement of the facts relating to the establishment of the Basket Component Closing Level (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in “—Market Disruption Events.”

Ending Value of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the Closing Levels or Closing Market Prices, as applicable, of each Basket Component on a calculation day (multiplied by its Price Multiplier on that day, if applicable) and the Component Ratio for each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The “Ending Value” of the Basket will be the average value of the Basket on each calculation day during the Maturity Valuation Period.

Unless otherwise specified in the term sheet, if, for any Basket Component (an “Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing levels or Closing Market Prices, as applicable, of the Basket Components for such non-calculation day, and as a result, the Ending Value, as follows:

•

The closing level or Closing Market Price, as applicable, of each Basket Component that is not an Affected Basket Component will be its closing level or Closing Market Price, as applicable, on such non-calculation day.

•

The closing level or Closing Market Price, as applicable, of each Basket Component that is an Affected Basket Component for the applicable non-calculation day will be determined in the same manner as described in the seventh paragraph of subsection “—The Starting Value and the Ending Value—Ending Value,” provided that references to “Market Measure” will be references to “Basket Component.”

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding LIRNs as described in this product supplement, including determinations regarding the Starting Value, the Threshold Value, the Ending Value, the Price Multiplier, the Redemption Amount, any Market Disruption Events, a successor Index or successor Underlying Fund, Market Measure Business Days, business days, calculation days, non-calculation days and determinations related to any adjustments to, or the discontinuance of, any Index or Underlying Fund. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you, the Guarantor and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each issue of LIRNs. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

LIRNs will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of LIRNs in immediately available funds. We will pay the Redemption Amount in immediately available funds so long as the LIRNs are maintained in book-entry form.

Events of Default and Acceleration

Events of Default are defined in the Senior Indenture and in the section entitled “Events of Default and Rights of Acceleration” on page 31 of the accompanying prospectus. If such event occurs and is continuing, unless otherwise stated in the term sheet, the amount payable to a holder of LIRNs upon any acceleration permitted under the Senior Indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if the LIRNs matured on the date of acceleration, and as if the final calculation day of the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited under applicable bankruptcy law. In case of a default in payment of LIRNs, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

Unless otherwise specified in the applicable term sheet, the LIRNs will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

One or more of our affiliates may act as our selling agent for any offering of LIRNs. The selling agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each selling agent will be a party to a distribution agreement described in the “Supplemental Plan of Distribution (Conflicts of Interest)” beginning on page S-15 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate principal amount of LIRNs sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable selling agent in order to purchase LIRNs.

None of the selling agents is acting as your fiduciary or advisor solely as a result of the making of any offering of LIRNs, and you should not rely upon this product supplement, the term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any LIRNs. You should make your own investment decision regarding LIRNs after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in a market-making transaction for any LIRNs after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of LIRNs supplements and, to the extent inconsistent, supersedes the discussions under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. If the tax consequences associated with LIRNs are different than those described below, they will be described in the applicable pricing supplement.

Although the LIRNs are issued by us, they will be treated as if they were issued by Bank of America Corporation for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to Bank of America Corporation unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase LIRNs upon original issuance and will hold LIRNs as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning and disposing of LIRNs, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of LIRNs, in the opinion of our counsel, Sidley Austin LLP, and based on certain factual representations received from us, LIRNs with terms described in this product supplement should be treated as single financial contracts with respect to the Market Measure and under the terms of LIRNs, we and every investor in LIRNs agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat LIRNs in accordance with such characterization. This discussion assumes that LIRNs constitute single financial contracts with respect to the Market Measure for U.S. federal income tax purposes. If LIRNs did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of LIRNs is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of LIRNs or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in LIRNs are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this product supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in LIRNs, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in LIRNs.

We will not attempt to ascertain whether the issuer of any component stocks included in a Market Measure that is or includes an index would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in a Market Measure that is or includes an index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of LIRNs. You should refer to information filed with the SEC by the issuers of the component stock included in a Market Measure that is or includes an index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of the component stocks included in a Market Measure that is or includes an index is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Upon receipt of a cash payment at maturity or upon a sale or exchange of LIRNs prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in LIRNs. A U.S. Holder’s tax basis in LIRNs will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the LIRNs for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of LIRNs, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in LIRNs. In particular, if LIRNs have a term that exceeds one year, the IRS could seek to subject LIRNs to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on LIRNs would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity, or upon a sale or exchange, of LIRNs generally would be treated as ordinary income, and any loss realized at maturity or upon sale or exchange of LIRNs generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter. If LIRNs have a term of one year or less, a U.S. holder who uses the accrual method of accounting generally should be required to accrue any original issue discount on a LIRN on a straight-line basis. At maturity, or upon a sale or exchange, a U.S. holder using either a cash or accrual method of accounting generally should recognize taxable gain (all or a portion of which may be treated as ordinary income) or loss in an amount equal to the difference between the amount realized and such holder’s tax basis in LIRNs.

Possible Application of Section 1260 of the Code. If a Market Measure is or includes an Underlying Fund which is the type of financial asset described under Section 1260 of the Code

(including, among others, any equity interest in pass-through entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in LIRNs will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of LIRNs will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, or settlement).

If an investment in the LIRNs is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of LIRNs will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the notes will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the notes and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the notes attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale or exchange of the notes at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the notes will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the notes. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the notes.

As described below, the IRS, as indicated in Notice 2008-2 (the “Notice”), is considering whether Section 1260 of the Code generally applies or should apply to the notes, including in situations where a Market Measure is not the type of financial asset described under Section 1260 of the Code.

The Notice sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as LIRNs. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as LIRNs should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of LIRNs, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of LIRNs.

Because of the absence of authority regarding the appropriate tax characterization of LIRNs, it is also possible that the IRS could seek to characterize LIRNs in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale or exchange of LIRNs should be treated as ordinary gain or loss. It is possible that the IRS could assert that a U.S. Holder’s holding period in respect of the LIRNs should end on the first calculation date during the Maturity Valuation Period, even though such holder will not receive any amounts in respect of the LIRNs prior to the redemption or maturity of the LIRNs. In such case, if the first calculation date during the Maturity Valuation Period is not in excess of one year from the original issue date, a U.S. Holder may be treated as having a holding period in respect of the LIRNs equal to one year or less, in which case any gain or loss such holder recognizes at such time would be treated as short-term capital gain or loss.

If a Market Measure is or includes an index that periodically rebalances, it is possible that LIRNs could be treated as a series of single financial contracts, each of which matures on the next rebalancing date. If LIRNs were properly characterized in such a manner, a U.S. Holder would be treated as disposing of LIRNs on each rebalancing date in return for new LIRNs that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in LIRNs (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of LIRNs on such date.

Non-U.S. Holders

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of LIRNs, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of LIRNs or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of sale, exchange or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of LIRNs is engaged in the conduct of a trade or business within the U.S. and if gain realized on the settlement at maturity, or upon sale or exchange of LIRNs, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. Federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning and disposing of LIRNs. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% (or a lower rate under an applicable treaty) U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2021. Accordingly, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under notes that are not delta-one instruments issued before January 1, 2021. However, it is possible that the notes issued before January 1, 2021, could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Market Measure or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Market Measure or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of LIRNs for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to LIRNs to become subject to withholding tax, tax will be withheld at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as LIRNs should be subject to withholding tax. Prospective Non-U.S. Holders of LIRNs should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, LIRNs are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in LIRNs.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations—Taxation of Debt Securities—Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on LIRNs.

Foreign Account Tax Compliance Act (“FATCA”)

The discussion in the accompanying prospectus under “U.S. Federal Income Tax Considerations – Foreign Account Tax Compliance Act” is hereby modified to reflect regulations proposed by Treasury indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. Treasury has indicated that taxpayers may rely on these proposed regulations pending their finalization.